Exhibit 99.1

PRESS RELEASE

Open Text Reports Second Quarter 2007 Financial Results

Company Exceeds Street Expectations, Achieves Strong Cash Flow

Waterloo, ON – February 8, 2007 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today reported unaudited financial results for its second quarter that ended December 31, 2006. (1)

Total revenue for the second quarter was $163.3 million, compared to $110.8 million for the same period in the prior fiscal year. License revenue in the second quarter was $51.4 million, compared to $37.1 million for the same period in the prior fiscal year. (2)

Adjusted net income in the quarter was $18.0 million or $0.35 per share on a diluted basis, compared to $15.4 million or $0.31 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $2.3 million or $0.04 per share on a diluted basis, compared to $2.7 million or $0.05 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with US GAAP was primarily impacted by restructuring charges and interest costs. (3)

The cash, cash equivalents and short-term investments balance as of December 31, 2006 was $124.4 million, compared to $111.2 million as of September 30, 2006. Accounts receivable at the end of the second quarter totaled $114.1 million, compared to $76.7 million in the prior quarter. Days Sales Outstanding (DSO) was 63 days in the second quarter of fiscal 2007, compared to 68 days in the prior quarter.

Operating cash flow in the second quarter of fiscal 2007 was $31.4 million compared to $16.4 million in the second quarter of fiscal 2006.

“We achieved our profit targets and generated strong cash flow from operations this quarter,” said John Shackleton, President and Chief Executive Officer of Open Text. “We are pleased with how the Hummingbird integration is progressing and we are on track to meet our operating goals.”

Hummingbird Integration

The majority of Hummingbird’s integration was completed during the second quarter. As part of the integration, Open Text has reduced its worldwide workforce by approximately 15 percent. The staff reductions were focused on redundant positions or areas of the business that were not consistent with the Company’s strategic focus. Open Text is also reducing 40 facilities by closing or consolidating offices in certain locations. To date, 19 facilities have been closed or consolidated in accordance with this plan.

“We are pleased that the acquisition was accretive in the first quarter of combined operations and have been successful in our efforts to rationalize staff levels and consolidate facilities to meet our operating goals. Based on the run-rate in our second quarter, we continue to believe our actions will result in savings of approximately $50.0 million for the current fiscal year and on an annualized basis, approximately $80.0 million beginning in fiscal 2008,” said Paul McFeeters, Chief Financial Officer of Open Text. (4)

Teleconference Call

Open Text will host a conference call on February 8, 2007 at 5:00 p.m. ET to discuss the final financial results of its second quarter.

Date:	February 8, 2007
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning February 8, 2007 at 7:00 p.m.ET through 11:59 p.m. on February 22, 2007 and can be accessed by dialing 416-640-1917 and using pass code 21215721#.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/investor/investor_events/.

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The Company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase profits; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the ECM sector. All dollar amounts in this press release are in millions of US Dollars unless otherwise indicated (except for share data).

(2) In addition to these GAAP and adjusted results the Company has provided financial information that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. These adds-back have been made since management believes that the adding back of these adjustments will provide a consistent basis for comparison between quarters and will be more indicative of Open Text’s underlying operating results.

Three months ended December 31, 2006
US GAAP Revenue	$163.3
Maintenance revenue adjustment for purchase accounting	5.1

Non-US GAAP revenue	$168.4

Adjusted Income (per Note 3)	$18.0
Maintenance revenue adjustment for purchase accounting	5.1
Net Interest Expense	7.5
Income tax effect (@ 32%)	(4.0)

Non-US GAAP net income	$26.6

Adjusted EPS – Diluted	$0.35
Non-US GAAP Adjustments
—Maintenance	0.07
—Interest	0.10

Non-US GAAP EPS	$0.52

(3)	Use of Non-US GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning; and as a result, the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus, it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income for the quarters ended December 31, 2006 and 2005:

	Three months ended December 31, 2006	Three months ended December 31, 2005
US GAAP based “Net Income”	$2.3	$2.7
Special Charges/(recovery)	4.8	8.8
Amortization of intangibles	17.8	7.0
Other (Income)/Expense	(0.3)	1.2
Share-based compensation	1.3	1.3
Tax Impact on Above	(7.9)	(5.6)
Non-US GAAP based “Adjusted Net Income”	$18.0	$15.4

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended December 31, 2006 and 2005:

	Three months ended December 31, 2006	Three months ended December 31, 2005
US GAAP based “Net Income”	$0.04	$0.05
Special Charges/(recovery)	0.10	0.18
Amortization of intangibles	0.35	0.14
Other (Income)/Expense	(0.01)	0.02
Share-based compensation	0.03	0.03
Tax Impact on Above	(0.16)	(0.11)
Non-US GAAP based “Adjusted Net Income”	$0.35	$0.31

(4) The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, and adjusted EPS and (b) the assumptions of the Company’s management referred to below which are an integral part of the guidance presented:

(a) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(b) The guidance assumes no fluctuation in currency exchange rates.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	December 31, 2006	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$124,401	$107,354
Accounts receivable trade, net of allowance for doubtful accounts of $1,705 as of December 31, 2006 and $2,736 as of June 30, 2006	114,090	75,016
Income taxes recoverable	—	11,924
Prepaid expenses and other current assets	12,053	8,520
Deferred tax assets	25,536	28,724

Total current assets	276,080	231,538
Investments in marketable securities	—	21,025
Capital assets	47,918	41,262
Goodwill	525,077	235,523
Acquired intangible assets	379,139	102,326
Deferred tax assets	46,007	37,185
Other assets	9,750	2,234

	$1,283,971	$671,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$105,708	$62,535
Current portion of long-term debt	4,298	405
Deferred revenues	112,518	74,687
Income taxes payable	4,119	—
Deferred tax liabilities	12,369	12,183

Total current liabilities	239,012	149,810
Long-term liabilities:
Accrued liabilities	17,588	21,121
Long-term debt	397,343	12,963
Deferred revenues	5,178	3,534
Deferred tax liabilities	135,180	19,490

Total long-term liabilities	555,289	57,108
Minority interest	6,163	5,804
Shareholders’ equity:
Share capital
49,226,342 and 48,935,042 Common Shares issued and outstanding at December 31 and June 30, 2006, respectively; Authorized Common Shares: unlimited	416,809	414,475
Additional paid-in capital	31,970	28,367
Accumulated other comprehensive income	52,275	42,654
Accumulated deficit	(17,547)	(27,125)

Total shareholders’ equity	483,507	458,371

	$1,283,971	$671,093

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of U.S. dollars, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
Revenues:
License	$51,425	$37,131	$80,250	$62,074
Customer support	78,022	45,366	126,310	90,690
Service	33,814	28,274	57,856	50,637

Total revenues	163,261	110,771	264,416	203,401
Cost of revenues:
License	3,322	1,811	6,122	4,199
Customer support	12,659	7,134	19,390	14,492
Service	29,108	22,684	48,970	42,008
Amortization of acquired technology intangible assets	10,396	4,652	15,242	9,283

Total cost of revenues	55,485	36,281	89,724	69,982

	107,776	74,490	174,692	133,419
Operating expenses:
Research and development	22,595	14,883	36,774	30,671
Sales and marketing	43,824	28,553	68,381	53,885
General and administrative	15,474	10,534	27,741	22,088
Depreciation	3,907	2,831	6,899	5,340
Amortization of acquired intangible assets	7,369	2,305	9,751	4,527
Special charges	4,843	8,793	4,375	26,904

Total operating expenses	98,012	67,899	153,921	143,415

Income (loss) from operations	9,764	6,591	20,771	(9,996)
Other income (expense)	329	(1,240)	702	(1,764)
Interest income (expense), net	(7,512)	246	(7,120)	316

Income (loss) before income taxes	2,581	5,597	14,353	(11,444)
Provision for (recovery of) income taxes	173	2,740	4,507	(1,630)

Net income (loss) before minority interest	2,408	2,857	9,846	(9,814)
Minority interest	131	136	268	333

Net income (loss) for the period	$2,277	$2,721	$9,578	$(10,147)

Net income (loss) per share – basic	$0.05	$0.06	$0.20	$(0.21)

Net income (loss) per share – diluted	$0.04	$0.05	$0.19	$(0.21)

Weighted average number of Common Shares outstanding
Basic	49,152	48,569	49,063	48,506

Diluted	50,739	49,871	50,497	48,506

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss) for the period	$2,277	$2,721	$9,578	$(10,147)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,672	9,788	31,892	19,150
Share-based compensation expense	1,333	1,330	2,600	2,743
Undistributed earnings related to minority interest	131	136	268	333
Amortization of debt issuance costs	257	—	257	—
Unrealized loss on financial instruments	212	—	212	—
Deferred taxes	(10,638)	(687)	(8,924)	(6,045)
Impairment of capital assets	—	1,654	—	3,667
Changes in operating assets and liabilities:
Accounts receivable	25,191	(3,319)	23,497	5,466
Prepaid expenses and other current assets	277	1,103	894	(928)
Income taxes	(3,395)	(1,045)	(4,554)	(1,713)
Accounts payable and accrued liabilities	610	6,556	(4,913)	11,347
Deferred revenue	(10,475)	(2,708)	(13,437)	(9,204)
Other assets	3,976	865	3,695	2,003

Net cash provided by operating activities	31,428	16,394	41,065	16,672

Cash flows from investing activities:
Acquisition of capital assets	(1,106)	(8,160)	(3,891)	(14,097)
Additional purchase consideration for prior period acquisitions	(856)	(56)	(856)	(3,369)
Purchase of IXOS, net of cash acquired	(534)	(1,121)	(867)	(4,228)
Purchase of Hummingbird, net of cash acquired	(384,761)	—	(384,761)	—
Investments in marketable securities	—	—	(829)	—
Acquisition related costs	(17,752)	(845)	(20,200)	(1,844)

Net cash used in investing activities	(405,009)	(10,182)	(411,404)	(23,538)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	536	598	741	644
Proceeds from issuance of Common Shares	1,986	1,642	2,464	1,885
Repayment of long-term debt	(1,074)	—	(1,173)	—
Proceeds from long-term debt	390,000	12,928	390,000	12,928
Debt issuance costs	(7,412)	—	(7,433)	—

Net cash provided by financing activities	384,036	15,168	384,599	15,457

Foreign exchange gain (loss) on cash held in foreign currencies	2,722	(1,146)	2,787	(1,488)

Increase in cash and cash equivalents, during the period	13,177	20,234	17,047	7,103
Cash and cash equivalents at beginning of period	111,224	66,767	107,354	79,898

Cash and cash equivalents at end of period	$124,401	$87,001	$124,401	$87,001

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com